UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
February 16, 2022

Informatica Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-40936 (Commission File Number)	61-1999534 (I.R.S. Employer Identification Number)
2100 Seaport Boulevard
Redwood City, California 94063
(650) 385-5000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	INFA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On February 16, 2022, Informatica Inc. (the "Company") issued a press release reporting its results for the fourth quarter ended December 31, 2021. A copy of the press release issued by the Company concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01 – Regulation FD Disclosure

On February 16, 2022, the Company posted supplemental investor materials on its investors.informatica.com website. The Company intends to use its investors.informatica.com website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

The information in this current report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01 – Other Events

Expected Early Lock-Up Release Date

In connection with the Company’s initial public offering of Class A common stock (the “IPO”), the Company’s executive officers, directors and the holders of substantially all of its capital stock and securities convertible into or exchangeable for its capital stock as of the IPO entered into market standoff agreements with the Company or entered into lock-up agreements with the underwriters that restrict their ability to sell or transfer their shares for a period of 180 days after October 26, 2021 (the “lock-up period”).

Pursuant to the lock-up agreements with the underwriters, if (i) such lock-up period is scheduled to end during a broadly applicable period during which trading in the Company’s securities would not be permitted under its insider trading policy, or a blackout period, (ii) at least 120 days have elapsed since October 26, 2021, and (iii) the Company has publicly released its earnings results for the fiscal year ended December 31, 2021 or the quarterly period during which its IPO occurred, as applicable, such lock-up period will end fifteen trading days prior to the commencement of such blackout period.

The lock-up period is scheduled to end on April 25, 2022, which falls within the Company’s quarterly blackout period that commences at the close of trading on March 18, 2022. Therefore, in accordance with the lock-up agreements with the underwriters, the lock-up period will end at the opening of market on February 28, 2022, which is fifteen trading days prior to the commencement of the Company’s quarterly blackout period. The Company will also release its market standoff agreements when the lock-up period expires.

The Company estimates that up to approximately 255.6 million shares of Class A common stock may become eligible for sale in the public market at the opening of market on February 28, 2022, including 10.7 million vested options (subject to continued vesting of any unvested equity awards as of such date), of which approximately 246.8 million shares, including 3.2 million vested options, would be held by affiliates and subject to the volume and other restrictions of Rule 144 of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 16, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:	February 16, 2022	INFORMATICA INC.

		By:	/s/ ERIC BROWN
Eric Brown
Executive Vice President and Chief Financial Officer (Principal Financial Officer)